UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 20, 2015

(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

Colorado	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street

Westminster, CO 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 14(c)).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Donald W. Prosser resigned his position as our Chief Financial Officer (principal accounting officer), effective April 20, 2015. Mr. Prosser continues as a director of the Company. He will serve as a consultant to the Company until May 15, 2015 to assist with the completion of its First Quarter Form 10-Q Report to be filed with the Securities and Exchange Commission on or before that date.

In connection with Mr. Prosser’s resignation, William Stewart, a current director on our Board of Directors, will act as our interim principal accounting officer.

On April 21, 2015, our Board of Directors appointed Robert McGraw, Jr. to our Board of Directors. Mr. McGraw is the President of McGraw & McGraw CPA and a 1977 graduate from Western State Colorado University. A practicing Colorado-licensed Certified Public Accountant since 1982, he specializes in accounting for small businesses, personal and corporate tax planning and preparation as well as small business consulting. Mr. McGraw is also a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He has served on the board of directors for multiple publicly traded companies as Audit Committee Chairman and is currently serving on the boards of two non-profit organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

Dated: April 24, 2015
	By:	/s/ Nicholas L. Scheidt
	Name:	Nicholas L. Scheidt
	Title:	Chief Executive Officer